EXHIBIT 2.11


                            CERTIFICATE OF OWNERSHIP
                                   AND MERGER
                                     MERGING
                             DICTAPHONE CORPORATION
                                  WITH AND INTO
                          DICTAPHONE CORPORATION (U.S.)


                  Dictaphone   Corporation   ("Parent   Company"),   a  Delaware
corporation, HEREBY CERTIFIES AS FOLLOWS:

                  FIRST: That Parent Company was originally incorporated on April 20, 1995, pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

                  SECOND:  That   Parent   Company   owns   all  the  shares  of
outstanding stock of Dictaphone Corporation (U.S.) ("Operating Company"), a Delaware corporation and a wholly owned subsidiary of Parent Company.

                  THIRD: The Parent Company, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the Board of Directors, filed with the minutes of its Board of Directors, as of January 27, 1998, determined to merge with and into the Operating Company:

                  RESOLVED, that the Parent Company merge (the "Merger") with and into the Operating Company;

                  RESOLVED, that the Merger shall become effective at midnight on January 31, 1998, if, prior to such time, a Certificate of Ownership and Merger has been filed with the Secretary of State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL, following the requisite adoption of this Agreement by the stockholders of the Parent Company, to the extent required by the DGCL and the Restated Certificate of Incorporation of the Parent Company (such time being the "Effective Time");

                  RESOLVED, that, at the Effective Time, the Parent Company shall merge into the Operating Company, the separate corporate existence of the Parent Company shall cease, and the Operating Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation") which from the Effective Time shall operate as the new parent/holding company;

                  RESOLVED, that, at the Effective Time, the effect of the Merger shall be as provided in the relevant provisions of the DGCL. The Surviving Corporation shall continue to be governed by the laws of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property (real, personal and mixed), claims, rights, intellectual property rights, privileges, powers, franchises and every other interest of the Parent Company shall vest in the Surviving Corporation, and all debts, obligations, restrictions, disabilities and duties of the Parent Company shall become debts, obligations, restrictions, disabilities and duties of the Surviving Corporation;

                  RESOLVED, that the Certificate of Incorporation attached hereto as Exhibit A shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law or such Certificate of Incorporation. The name of the Surviving Corporation shall be Dictaphone Corporation as set forth in such Certificate of Incorporation. The By-laws of the Parent Company, as in effect on the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation or such By-laws.

                  RESOLVED, that the directors of the Parent Company on the Effective Date, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Parent Company on the Effective Date shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified;

                  RESOLVED, that at the Effective Time, (a) each issued and outstanding share of Common Stock, par value $0.01 per share, of the Parent Company ("Common Stock"), shall automatically, without further action by the Surviving Corporation, be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation; (b) each issued and outstanding Warrant to purchase shares of Common Stock, with an expiration date of August 11, 2005, of the Parent Company, shall automatically, without further action by the Surviving Corporation, be converted into one Warrant to purchase shares of common stock of the Surviving Corporation with the same rights, designations and preferences; and (c) each issued and outstanding share of 14% Pay-in-Kind Perpetual Preferred Stock, par value $0.01 per share of the Parent Company shall automatically, without further action by the Surviving Corporation, be converted into one share of 14% Pay-in-Kind Perpetual Preferred Stock of the Surviving Corporation;

                  RESOLVED, that at the Effective Time, the Surviving Corporation shall assume all the duties and obligations of the Parent Company under (i) the Management Subscription Agreement, dated as of August 7, 1995, by and among Dictaphone Acquisition Inc. and certain management investors listed therein and (ii) the Dictaphone Corporation Management Stock Option Plan, effective as of August 11, 1995 (the "Stock Option Plan").

                  RESOLVED, that at the Effective Time, each option granted by the Parent Company to purchase shares of Common Stock which is outstanding and unexercised immediately prior thereto shall be assumed by the Surviving Corporation. Such options shall cease to represent a right to acquire shares of Common Stock and shall be converted automatically into an option to purchase shares of common stock of the Surviving Corporation in accordance with the terms of the Stock Option Plan.

                  RESOLVED, that the proper officers of the Parent Company be, and each of them acting alone hereby is, authorized to take all actions and to prepare, execute, deliver and file all agreements, instruments, documents and certificates in the name and on behalf of the Parent Company, and under its corporate seal or otherwise, and to pay all such fees and expenses as they, or any one of them, may deem necessary, proper or advisable in order to effect the Merger.

                  FOURTH: The Merger has been approved by holders of at least a majority of the outstanding stock of the Parent Company entitled to vote thereon, acting by written consent and without prior notice in accordance with
Section 228 of the DGCL.

                  IN WITNESS WHEREOF, Parent Company has caused this Certificate of Merger to be signed by John H. Duerden, its Chairman, Chief Executive Officer and President, and attested by Daniel P. Hart, its Secretary, and Operating Company has caused this Certificate of Merger to be signed by John H. Duerden, its Chairman, Chief Executive Officer and President, and attested by Daniel P. Hart, its Secretary, each as of this 27th day of January, 1998.


                                       DICTAPHONE CORPORATION



                                       By: /S/ JOHN H. DUERDEN
                                           _____________________________________
                                           Name:     John H. Duerden
                                           Title:    Chairman, President and
                                                     Chief Executive Officer

ATTEST:


/S/ DANIEL P. HART
------------------------------
Name:  Daniel P. Hart
Title:  Secretary


                                       DICTAPHONE CORPORATION (U.S.)



                                       By: /S/ JOHN H. DUERDEN
                                           _____________________________________
                                           Name:     John H. Duerden
                                           Title:    Chairman, President and
                                                    Chief Executive Officer


ATTEST:


/S/ DANIEL P. HART
-------------------------------
Name:  Daniel P. Hart
Title:  Secretary